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                                  EXHIBIT 23.1

[LOGO]

     BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C., CERTIFIED PUBLIC ACCOUNTANTS
          High Ridge Commons Suites 400-403 200 Haddonfield Berlin Road
           Gibbsboro, New Jersey 08026 P: 856-346-2828 F: 856-346-2882

Securities and Exchange Commission
Washington, D.C. 20549

            Consent of Independent Registered Public Accounting Firm

Ladies and Gentlemen:

We consent to the use in this Post-Effective Amendment No. 2 of Registration Statement on form SB-2 of our report dated September 30, 2005, relating to the financial statements of Conolog Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                      /s/ BAGELL, JOSEPHS, LEVINE & COMPANY, LLC
                                      ------------------------------------------

                                          BAGELL, JOSEPHS, LEVINE & COMPANY, LLC

Gibbsboro, New Jersey
December 13, 2005